                                                                    Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 1 to Registration Statement No. 333-87693 of AirNet Communications Corporation on Form S-1 of our report dated September 22, 1999, (October 27, 1999 as to the last paragraph of Note 11) appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP


Certified Public Accountants

Orlando, Florida

October 27, 1999